UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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RED ROBIN GOURMET BURGERS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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RED ROBIN GOURMET BURGERS, INC.
6312 South Fiddler’s Green Circle, Suite 200N
Greenwood Village, CO 80111
(303) 846-6000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On June 1, 2006

To our Stockholders:

You are cordially invited to attend the annual meeting of stockholders of Red Robin Gourmet Burgers, Inc. to be held at 9:00 a.m. mountain daylight saving time, on Thursday, June 1, 2006, at our corporate headquarters, located at 6312 South Fiddler’s Green Circle, Suite 200N, Greenwood Village, Colorado 80111. The meeting will be convened for the following purposes:

1.                To elect three (3) Class I directors for three-year terms;

2.                To ratify the appointment of Deloitte & Touche LLP as our independent auditors for the fiscal year ending December 31, 2006; and

3.                To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

Only stockholders of record at the close of business on April 17, 2006 are entitled to notice of, and to vote at, the annual meeting or any postponement or adjournment thereof.

Your attention is directed to the accompanying proxy statement, which includes information about the matters to be considered at the annual meeting and certain other important information. We encourage you to carefully review the entire proxy statement.

We cordially invite you to attend the annual meeting. Whether or not you plan to attend, please sign and return the enclosed proxy as promptly as possible in the envelope enclosed for your convenience. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed and returned to assure that all your shares will be voted. Mailing your completed proxy card will not prevent you from voting in person at the meeting if you wish to do so.

Accompanying this notice and proxy statement is a copy of our 2005 annual report on Form 10-K.

By Order of the Board of Directors,
Dennis B. Mullen
Chairman of the Board and Chief Executive Officer
April 24, 2006 Greenwood Village, Colorado

RED ROBIN GOURMET BURGERS, INC.
6312 South Fiddler’s Green Circle, Suite 200N
Greenwood Village, CO 80111
(303) 846-6000

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
To Be Held On June 1, 2006

This proxy statement is solicited by the board of directors of Red Robin Gourmet Burgers, Inc. and contains information relating to the annual meeting of our stockholders to be held on Thursday, June 1, 2006, beginning at 9:00 a.m. mountain daylight savings time, at our corporate headquarters, located at 6312 South Fiddler’s Green Circle, Suite 200N, Greenwood Village, Colorado 80111. This proxy statement and accompanying proxy card are being distributed on or about April 24, 2006.

ABOUT THE MEETING

What is the purpose of the annual meeting?

At our annual meeting, stockholders will vote on the following two items of business:

1.                The election of three (3) Class I directors for three-year terms;

2.                Ratification of the appointment of Deloitte & Touche LLP as our independent auditors for the fiscal year ending December 31, 2006.

You will also vote on such other matters as may properly come before the meeting or any postponement or adjournment thereof.

What are the Board’s recommendations?

Our board of directors recommends that you vote:

•       FOR election of each of the three (3) nominated directors (see Proposal 1); and

•       FOR ratification of the appointment of Deloitte & Touche LLP as our independent auditors for the fiscal year ending December 31, 2006 (see Proposal 2).

With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the board of directors or, if no recommendation is given, in their own discretion.

What shares are entitled to vote?

As of April 17, 2006, the record date for the meeting, we had 16,528,020 shares of common stock outstanding. Each share of our common stock outstanding on the record date is entitled to one vote on all items being voted on at the meeting. You can vote all the shares that you owned on the record date. These shares include: (1) shares held directly in your name as the stockholder of record, and (2) shares held for you as the beneficial owner through a stockbroker, bank or other nominee.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most stockholders hold their shares through a broker or other nominee rather than directly in their own names. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record.   If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered, with respect to those shares, the stockholder of record, and we are sending these proxy materials directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to the named proxy holder or to vote in person at the meeting. We have enclosed a proxy card for you to use.

Beneficial Owner.   If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you together with a voting instruction card. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote and are also invited to attend the annual meeting.

Since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting. Your broker, trustee or nominee has enclosed or provided voting instructions for you to use in directing the broker, trustee or nominee how to vote your shares.

Who may attend the meeting?

All stockholders as of the record date, or their duly appointed proxies, may attend the meeting. If you are not a stockholder of record but hold shares through a broker or nominee (i.e., in street name), you should provide proof of beneficial ownership on the record date, such as your most recent account statement prior to April 17, 2006, a copy of the voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership. Registration and seating will begin at 8:30 a.m. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

How may I vote my shares in person at the annual meeting?

Shares held in your name as the stockholder of record may be voted in person at the annual meeting. Shares held beneficially in street name may be voted in person only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the annual meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the meeting.

How may I vote my shares without attending the annual meeting?

Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the meeting. If you are a stockholder of record, you may vote by submitting a proxy. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker, trustee or nominee. For directions on how to vote, please refer to the instructions included on your proxy card or, for shares held beneficially in street name, the voting instruction card provided by your broker, trustee or nominee.

May I change my vote or revoke my proxy after I return my proxy card?

Yes. Even after you have submitted your proxy, you may change the votes you cast or revoke your proxy at any time before the votes are cast at the meeting by: (1) delivering a written notice of your revocation to our corporate secretary at our principal executive office, 6312 South Fiddler’s Green Circle, Suite 200N, Greenwood Village, Colorado 80111; or (2) executing and delivering a later dated proxy. In addition, the powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of our common stock outstanding as of the record date will constitute a quorum. There must be a quorum for any action to be taken at the meeting (other than an adjournment or postponement of the meeting). If you submit a properly executed proxy card, even if you abstain from voting, then your shares will be counted for purposes of determining the presence of a quorum. If a broker indicates on a proxy that it lacks discretionary authority as to certain shares to vote on a particular matter, commonly referred to as “broker non-votes,” those shares will still be counted for purposes of determining the presence of a quorum at the meeting.

What vote is required to approve each item?

Election of Directors.   In the election of directors, the three candidates will be elected by a plurality of affirmative votes.

Other Items.   For each other item considered at the annual meeting, the affirmative vote of the majority of votes cast in person or by proxy on the matter (excluding abstentions and broker non-votes) will be required for approval.

If you hold your shares beneficially in street name and do not provide your broker or nominee with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owners and instructions are not given. In tabulating the voting result for any of the proposals expected to be presented at the meeting, abstentions and shares that constitute broker non-votes will not have any effect on the outcome of the vote.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, it means that you hold shares registered in more than one name or brokerage account. You should sign and return all proxies for each proxy card that you receive in order to ensure that all of your shares are voted.

How may I vote on each of the proposals?

In the election of directors, you may vote FOR any or all of the three nominees, or your vote may be WITHHELD with respect to any or all of the nominees. For the other matter, you may vote FOR or AGAINST the proposal, or you may indicate that you wish to ABSTAIN from voting on the proposal.

Each of your shares will be voted according to your directions on the proxy card. If you sign your proxy card or broker voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of our board of directors (FOR each of the three Class I director nominees named in the proxy statement and FOR the other proposal).

Who will count the proxy votes?

Votes will be counted by our transfer agent, American Stock Transfer & Trust Company, which has been appointed to act as the inspector of election for the annual meeting.

How will voting on any other business be conducted?

We do not expect any matter to be presented for a vote at the meeting other than the two matters described in the proxy statement. If you grant a proxy, either of the officers named as proxy holder, Dennis B. Mullen or Katherine L. Scherping or their nominee(s) or substitute(s), will have the discretion to vote your shares on any additional matters that are properly presented for a vote at the meeting. If a nominee is not available as a candidate for Class I director, the person named as the proxy holder will vote your proxy for another candidate nominated by our board of directors.

What rights of appraisal or similar rights of dissenters do I have with respect to any matter to be acted upon at the meeting?

No action is proposed herein for which the laws of the state of Delaware or our bylaws provide a right of our stockholders to dissent and obtain appraisal of or payment for such stockholders’ common stock.

How do I submit a stockholder proposal for consideration at next year’s annual meeting?

Proposals for Inclusion in Proxy Statement.   For your proposal or director nomination to be considered for inclusion in our proxy statement for next year’s meeting, your written proposal must be received by our corporate secretary at our principal executive office no later than December 26, 2006. If we change the date of next year’s meeting by more than 30 days from the date of this year’s meeting, then the deadline is a reasonable time before we begin to print and mail our proxy materials. You should also be aware that your proposal must comply with Securities and Exchange Commission (“SEC”) regulations regarding inclusion of stockholder proposals in company-sponsored proxy materials.

Proposals to be Addressed at Meeting (but not included in proxy statement).   In order for you to raise a proposal (including director nominations) from the floor during next year’s meeting, our corporate secretary must receive a written notice of the proposal no later than March 10, 2007 and no earlier than February 8, 2007 and it must contain the additional information required by our bylaws. All proposals received after March 10, 2007 will be considered untimely. You may obtain a complete copy of our bylaws by submitting a written request to our corporate secretary at our principal executive office. If we change the date of next year’s meeting by more than 30 days from the date contemplated at this year’s meeting, in order for the proposal to be timely, we must receive your written proposal at least 90 days before the date of next year’s meeting or no more than 10 days following the day on which the meeting date is publicly announced.

VOTING SECURITIES AND PRINCIPAL HOLDERS

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as indicated by footnote, and except for community property laws where applicable, the persons named in the tables below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. The percentage of beneficial ownership for each table is based on 16,520,459 shares of common stock outstanding as of March 17, 2006.

The following table sets forth information regarding beneficial owners of more than 5.0% of our common stock as of March 17, 2006 except for those named executive officers and directors who hold more than 5.0% of our common stock who are included in the subsequent table. All information is taken from or based upon ownership filings made by such persons with the SEC or upon information provided by such persons to the company.

Security Ownership of Certain Beneficial Owners

	Shares Beneficially Owned
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
FMR Corp.(1)	1,632,891	9.88%
Baron Capital Group, Inc.(2)	1,501,300	9.08%
T. Rowe Price Associates, Inc.(3)	968,950	5.86%
Marsh & McLennan Companies, Inc.(4)	911,790	5.52%
Pequot Capital Management, Inc.(5)	885,700	5.36%

(1)          This disclosure is based on a Schedule 13G/A filed by FMR Corp. and Edward C. Johnson 3d on February 14, 2006, to report total beneficial ownership as set forth above. The address of these stockholders is 82 Devonshire Street, Boston, Massachusetts 02109. The following persons consented to joint filing on their behalf under the Schedule 13G/A: FMR Corp., Edward C. Johnson 3d, Fidelity Management & Research Company and Fidelity OTC Portfolio. The Schedule 13G/A reflects beneficial ownership (based on sole or shared voting or dispositive power) of the reporting persons and their affiliates.

(2)          This disclosure is based on a Schedule 13G jointly filed by Baron Capital Group, Inc. (“BCG”), BAMCO, Inc. (“BAMCO”), Baron Capital Management, Inc. (“BCM”), and Ronald Baron on February 9, 2006, to report total beneficial ownership as set forth above. The address of these stockholders is 767 Fifth Avenue, New York, New York 10153. BCG and Ronald Baron are parent holding companies and BAMCO and BCM are subsidiaries of BCG. Ronald Baron owns a controlling interest in BCG. BAMCO and BCM are registered investment advisers. The Schedule 13G reflects beneficial ownership (based on sole or shared voting or dispositive power) of the reporting persons and their affiliates.

(3)          This disclosure is based on a Schedule 13G/A filed by T. Rowe Price Associates (“TRPA”) on February 14, 2006, to reflect total beneficial ownership as set forth above. The address of this stockholder is 100 E. Pratt Street, Baltimore, Maryland 21209. At the time of filing, TRPA reported being a registered investment adviser that has sole voting power over 107,200 shares, shared voting power over zero shares, sole dispositive power over 968,950 shares and shared dispositive power over zero shares, the beneficial ownership of which is expressly denied.

(4)          This disclosure is based on a Schedule 13G/A jointly filed by Marsh & McClennan Companies, Inc. (“M&MC”), Putnam, LLC d/b/a Putnam Investments (“PI”), Putnam Investment Management, LLC

(“PIM”), and Putnam Advisory Company, LLC (“PAC”) on February 10, 2006, to reflect beneficial ownership as set forth above. The address of M&MC is 1166 Avenue of the Americas, New York, New York 10036 and the address of PI, PIM and PAC is One Post Office Square, Boston, Massachusetts 02109. M&MC is the Parent holding company of PI. PI, which is a wholly-owned subsidiary of M&MC, wholly owns two registered investment advisers: PIM, which is the investment adviser to Putnam family of mutual funds and PAC, which is the investment adviser to Putnam’s institutional clients. The Schedule 13G/A reflects beneficial ownership (based on sole or shared voting or dispositive power) of the reporting persons and their affiliates.

(5)          This disclosure is based on a Schedule 13G/A filed by Pequot Capital Management, Inc. (“Pequot”) on February 14, 2006, to reflect beneficial ownership as set forth above. The address of this stockholder is 500 Nyala Farm Road, Westport, Connecticut 06880. Pequot is a registered investment adviser and, as such, has beneficial ownership of the subject shares through the investment discretion Pequot exercises over its clients’ accounts. At the time of filing, Pequot reported having sole voting power over 852,800 shares, shared voting power over zero shares, sole dispositive power over 885,700 shares and shared dispositive power over zero shares.

Security Ownership of Directors and Management

The following table contains information about the beneficial ownership (unless otherwise indicated) of our common stock as of March 17, 2006 by

•       each of our directors, including the board’s nominees for re-election;

•       each executive officer named in the Summary Compensation Table; and

•       all directors and current executive officers as a group.

	Shares Beneficially Owned(1)
Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Dennis B. Mullen(2)	47,416	*
Eric C. Houseman(3)	31,383	*
Todd A. Brighton(4)	46,176	*
Robert J. Merullo(5)	90,750	*
Michael E. Woods(6)	192,236	1.16%
Benjamin D. Graebel(7)	15,583	*
Edward T. Harvey, Jr.(8)	4,583	*
Richard J. Howell(9)	1,667	*
James T. Rothe(10)	7,583	*
J. Taylor Simonton(11)	1,667	*
Gary J. Singer(12)	16,601	*
Michael J. Snyder(13)	1,251,635	7.57%
Directors and Executive Officers as a group (13 persons)(14)	455,645	2.76%

*                    Represents beneficial ownership of less than one percent (1.0%) of the outstanding shares of our common stock.

(1)          If a stockholder holds options or other securities that are exercisable or otherwise convertible into our common stock within 60 days of March 17, 2006, we treat the common stock underlying those securities as owned by that stockholder, and as outstanding shares when we calculate the stockholder’s percentage ownership of our common stock. However, we do not consider that common stock to be outstanding when we calculate the percentage ownership of any other stockholder.

(2)          Includes 37,916 shares of common stock subject to options exercisable within 60 days of March 17, 2006.

(3)          Includes 26,935 shares of common stock subject to options exercisable within 60 days of March 17, 2006.

(4)          Consists of 46,176 shares of common stock subject to options exercisable within 60 days of March 17, 2006.

(5)          Includes 24,375 shares of common stock subject to options exercisable within 60 days of March 17, 2006. This disclosure also includes 20,000 shares of common stock subject to a prepaid forward sales contract.

(6)          Includes 3,448 shares of common stock held by Mr. Woods’ minor children and 29,792 shares of common stock subject to options exercisable within 60 days of March 17, 2006.

(7)          Consists of 15,583 shares of common stock subject to options exercisable within 60 days of March 17, 2006.

(8)          Consists of 4,583 shares of common stock subject to options exercisable within 60 days of March 17, 2006.

(9)          Consists of 1,667 shares of common stock subject to options exercisable within 60 days of March 17, 2006.

(10)   Includes 7,083 shares of common stock subject to options exercisable within 60 days of March 17, 2006.

(11)   Includes 1,667 shares of common stock subject to options exercisable within 60 days of March 17, 2006.

(12)   Includes 11,583 shares of common stock subject to options exercisable within 60 days of March 17, 2006.

(13)   This disclosure does not include 300,000 shares of common stock subject to a prepaid forward sales contract. This disclosure is based on a Form 13G/A filed with the SEC by Michael J. Snyder, our former chief executive officer and chairman, on February 14, 2006. The address of this stockholder is 1301 5th Avenue, Seattle, Washington, 98101.

(14)   Includes 207,360 shares of common stock subject to options exercisable within 60 days of March 17, 2006. This group does not include shares of common stock held by Mr. Snyder.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of our company. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and representations that no other reports were required, during fiscal year 2005, all of our officers, directors and greater than ten percent beneficial owners timely complied with all Section 16(a) filing requirements, except that (1) a Form 4 was filed one day late for each of Mr. Houseman, Mr. Woods, Mr. Merullo and Mr. Brighton for grants of stock options made on September 1, 2005, in connection with their promotions and (2) a Form 4 was filed one day late for each of Mr. Howell and Mr. Simonton for grants of stock options made on September 6, 2005, in connection with their election as directors of the company.

BOARD OF DIRECTORS

During the fiscal year ended December 25, 2005, the board of directors held 13 meetings and acted by written consent four times. Each of our current directors attended at least 75% of the aggregate total of meetings of the board of directors and committees on which he served. The board of directors strongly encourages each of the directors to attend the annual meeting of stockholders. Messrs. Mullen, Graebel, Harvey, Singer and Rothe, our current directors who were serving as directors at the time, attended the 2005 annual stockholders’ meeting. The independent directors of the company meet quarterly throughout the year and as necessary or appropriate in executive sessions at which members of management are not present. The board has determined that each of Benjamin D. Graebel, Richard J. Howell, Edward T. Harvey, Jr., James T. Rothe, J. Taylor Simonton and Gary J. Singer qualifies as an independent director under The NASDAQ National Market listing standards. Edward T. Harvey, Jr. serves as our Lead Director.

Committees of the Board of Directors

Our board of directors has established an audit committee, a compensation committee and a nominating and governance committee.

Audit Committee.   The audit committee is currently comprised of J. Taylor Simonton (chair), Edward T. Harvey, Jr., and Richard J. Howell, and operates pursuant to a written charter. Functions performed by the audit committee include: overseeing and reviewing the preparation and disclosure of the consolidated financial statements and the preparation and filing of periodic financial reports, which includes certification by the Chief Executive Officer and Chief Financial Officer, as required. The audit committee is also responsible for selecting and retaining the independent auditors; approving the budget for fees to be paid to the independent auditors for audit services and for appropriate non-audit services; overseeing the relationship between the company and the independent auditors and acting as the board of directors’ primary avenue of communication with them; and selecting, retaining and overseeing the internal audit function of the company. The audit committee’s responsibilities also include other matters as set forth in its charter.

As of the date of this proxy statement, Mr. Simonton, Mr. Harvey and Mr. Howell are “independent” in conformance with The NASDAQ National Market listing standards.

The board also has determined that each of Mr. Simonton, Mr. Harvey and Mr. Howell is an “audit committee financial expert” as defined by rules adopted by the SEC. A discussion of the role of the audit committee is provided under “Audit Committee Report.”

The audit committee met 15 times in fiscal year 2005.

Compensation Committee.   The compensation committee is currently comprised of James T. Rothe (chair), Edward T. Harvey, Jr. and Gary J. Singer, and operates pursuant to a written charter. Functions performed by the compensation committee include: developing and recommending to the board of directors an annual performance evaluation of our chief executive officer and other executive officers; reviewing and recommending to our board of directors salary and short-term and long-term incentive compensation programs for all senior executives; and reviewing and recommending to our board of directors significant changes in the design of employee benefit plans.

The specific nature of the compensation committee’s responsibilities as they relate to executive officers is set forth under “Compensation Committee Report on Executive Compensation.”

The compensation committee met 15 times in fiscal year 2005.

Nominating and Governance Committee.   The nominating and governance committee is currently comprised of Gary J. Singer (chair), Benjamin D. Graebel and Richard J. Howell, and operates pursuant to a written charter. The board has determined that each of the members of the committee qualifies as an independent director as defined under The NASDAQ National Market listing standards. The nominating and governance committee identifies, evaluates and recommends to the board of directors candidates for appointment or election to the board, as appropriate. The committee will meet annually during the fourth quarter to determine whether to recommend to the board to include the nomination of incumbent directors with expiring terms in the proxy statement. The committee will meet at other times as needed to consider candidates to fill any vacancies that may occur. At least once a year, the committee will consider whether the number of directors is appropriate for the company’s needs and recommend to the board any changes in the number of directors, and review the performance of the board.

A stockholder may submit the name of a director candidate for consideration by the Nominating and Governance Committee by writing to: Nominating and Governance Committee, Red Robin Gourmet Burgers, Inc., 6312 South Fiddler’s Green Circle, Suite 200N, Greenwood Village, CO 80111. The stockholder must submit the following information in support of the candidate: (a) the name and address of the stockholder recommending the candidate; (b) a representation that the stockholder recommending the candidate is a stockholder of record of the company’s stock or other verification that the person recommending the candidate is a beneficial owner of the company’s stock; (c) a description of any arrangement or understanding between the stockholder and the candidate and any other person or persons regarding the stockholder’s submission of the candidate’s name for consideration, and identifying such person or persons by name, address and affiliation with the stockholder, the candidate, and the company, if any; (d) such other information regarding the candidate as the company would be required to include in a proxy statement filed pursuant to the proxy rules of the SEC if the board were to nominate the candidate for election as a director or if the board were to appoint the candidate as a director; (e) the consent of the candidate to be identified to the board for consideration and to be identified in the proxy; and (f) the consent of the candidate to serve as a director if elected. The committee may refuse to consider any candidate for whom the stockholder fails to provide the information mentioned above.

In evaluating a director candidate, the Nominating and Governance Committee will consider the candidate’s independence, character, corporate governance skills and abilities, business experience, training and education, commitment to performing the duties of a director, and other skills, abilities or attributes that fill specific needs of the board or its committees. The committee will use the same criteria in evaluating candidates suggested by stockholders as for candidates suggested by other sources.

The nominating and governance committee recommends director candidates for nomination to the board. The board determines which candidates to nominate or appoint, as appropriate, after considering the recommendation of the committee.

The nominating and governance committee met four times in fiscal year 2005.

The full text of all of the charters of the board committees is available on the company’s website at www.redrobin.com.

Director Compensation

Annual Retainers.   Each director who is not an employee of the Company receives an annual retainer of $25,000, payable in equal quarterly installments. The lead director and each board committee chair also receive an additional retainer each year in the following amounts: lead director, $5,000; chair of the audit committee, $5,000; chair of the compensation committee, $3,000; and chair of the nominating and governance committee, $3,000. The additional retainer amounts are paid to the lead director and the committee chairs in equal quarterly installments.

Meeting Fees.   Each non-employee director receives $2,000 for each in-person board meeting attended. Each member of the compensation committee and each member of the nominating and governance committee receives $2,000 for each in-person committee meeting attended, and each member of the audit committee (other than the chair) receives $3,000 for each in-person meeting of the audit committee attended. The chair of the audit committee receives a fee of $4,000 for each in-person audit committee meeting attended. A director receives $1,000 for each regularly scheduled telephonic board meeting attended, and $500 for each regularly scheduled telephonic committee meeting attended. A director receives one-half of the specified meeting fee for any scheduled in-person meeting in which the director instead participates by telephone. The Company also reimburses the directors for costs incurred by them in traveling to and attending board and committee meetings.

Stock Options.   Upon initial appointment or election to the board of directors, each non-employee director receives a non-qualified option grant covering 5,000 shares. In addition, at the discretion of the board of directors, each non-employee director is eligible to receive annual option grants up to a maximum of 5,000 shares per year. All stock options are granted pursuant to the Company’s 2004 Performance Incentive Plan with an exercise price equal to the fair market value of the underlying common stock on the date of grant. Each initial grant of 5,000 stock options vests and becomes exercisable in equal monthly installments over the 24-month period following the date of grant. Each discretionary grant of stock options vests and becomes exercisable in equal monthly installments over the 12-month period following the date of grant.

Complementary Food and Beverages.   Each non-employee director is entitled to receive complementary food and beverages at the company’s restaurants.

Indemnification of Directors.   The company has entered into agreements to indemnify its directors and executive officers. Under these agreements, the company is obligated to indemnify its directors and officers to the fullest extent permitted under the Delaware General Corporation Law for expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by them in any action or proceeding arising out of their services as a director or officer. The company believes that these agreements are helpful in attracting and retaining qualified directors and officers.

PROPOSAL 1
ELECTION OF DIRECTORS

General

Our amended and restated certificate of incorporation provides for three classes of directors with staggered three-year terms. Class I currently consists of three directors whose terms expire at this annual meeting; Class II currently consists of two directors whose terms expire at our 2007 annual meeting; and Class III currently consists of two directors whose terms expire at our 2008 annual meeting.

Our board of directors has nominated James T. Rothe, J. Taylor Simonton and Richard J. Howell to continue to serve as our Class I directors. If re-elected, Mr. Rothe, Mr. Simonton and Mr. Howell will continue to serve in office until our annual meeting in 2009 and until their successors have been duly elected and qualified, or until the earlier of their death, resignation or retirement.

Mr. Rothe, Mr. Simonton and Mr. Howell have each consented to be named as a nominee in this proxy statement, and we expect that Mr. Rothe, Mr. Simonton and Mr. Howell will be able to serve if elected. Should Mr. Rothe, Mr. Simonton and Mr. Howell become unable or unwilling to accept his nomination for election, our board of directors can name a substitute nominee and the persons named in the proxy card, or their nominees or substitutes, will vote your shares for such substitute nominee unless an instruction to the contrary is written on your proxy card.

Directors and Nominees

Below, you can find the principal occupation and other information about each of the Class I directors and each of the other directors whose term of office will continue after the meeting.

Nominees for Term Ending Upon the 2009 Annual Meeting of Stockholders—Class I Directors

J. Taylor Simonton, 61, joined Red Robin as a Director in September 2005. Mr. Simonton spent 35 years at PricewaterhouseCoopers LLP, including 23 years as an audit partner in the firm’s Accounting and Business Advisory Services practice, before retiring in 2001. Since 2003, Mr. Simonton has served on the Board of Directors of Fischer Imaging Corporation, a public company that designs, manufactures and markets specialty medical imaging systems, and currently serves as its Audit Committee Chair. Mr. Simonton was appointed Audit Committee Chair for Red Robin in November 2005.

James T. Rothe, 62, joined Red Robin as a Director in October 2004. Mr. Rothe has served since January 2004 as Managing Director and co-founder of Roaring Fork Capital Management, LLC, which is the General Partner of Roaring Fork Capital SBIC, LP with offices in Colorado Springs and Denver, Colorado and Dallas, Texas. Mr. Rothe is a Trustee since January 1997 of the Janus Funds based in Denver, Colorado. Mr. Rothe is a Professor Emeritus of the College of Business at the University of Colorado at Colorado Springs where he served as Professor 1986-2004 and Dean of the College 1986-1994.

Richard J. Howell, 63, joined Red Robin as a Director in September 2005. Mr. Howell was an audit partner with Arthur Andersen LLP for over 25 years before retiring in 2002. Since January 2004, Mr. Howell has been an adjunct professor of auditing at the Cox School of Business at Southern Methodist University, and he served in a similar capacity from August 2002 to December 2003 at the Neely School of Business, at Texas Christian University. Mr. Howell is a trustee of the LKCM Funds, a group of mutual funds managed by Luther King Capital Management.

Continuing Directors for Term Ending Upon the 2007 Annual Meeting of Stockholders—Class II Directors

Edward T. Harvey, Jr., 58, joined us as a director in May 2000 and was appointed Lead Director in August 2005. From April 1990 until his retirement in December 2003, Mr. Harvey was a partner with

Quad-C, a private equity investment firm, in Charlottesville, Virginia. From 1975 to April 1990, Mr. Harvey held various financial positions at W.R. Grace & Co., principally in corporate development, acquisitions and planning. In October 2001, Nationwide Warehouse & Storage, LLC, et al., a portfolio company of Quad-C, filed a petition in bankruptcy. For the two years prior to the filing, Mr. Harvey served as a director and officer of Nationwide, but did not have any day-to-day management duties.

Gary J. Singer, 53, joined us as a director in June 1993. Mr. Singer has been a partner with O’Melveny & Myers LLP, an international law firm, since February 1985 and has been associated with O’Melveny & Myers since 1977. In October 2005, Mr. Singer was appointed Chair of the company’s Nominating and Governance Committee.

Continuing Directors for Term Ending Upon the 2008 Annual Meeting of Stockholders—Class III Directors

Benjamin D. Graebel, 50, joined us as a director in September 2002. Currently, Mr. Graebel serves as vice chairman for the Graebel Companies, Inc., a privately held transportation and relocation service provider located in Denver, Colorado. Since joining the Graebel Companies in June 1979, and prior to his appointment as the vice chairman of the Graebel Companies in 2003, Mr. Graebel held a variety of management positions, including regional vice president, president of the moving and storage group, chief operating officer and chief executive officer.

Dennis B. Mullen, 62, was appointed Chief Executive Officer and Chairman of the Company in August 2005 and served as a director of the company since December 2002. Since January 2004, Mr. Mullen has served as the chairman of the board and a trustee of the Janus Investment Fund, Janus Adviser Series and Janus Aspen Series, and as a director of Janus World Funds PLC (a Dublin, Ireland based non-US fund). Mr. Mullen serves on the Janus Funds’ nominating and governance, audit and brokerage committees. He formerly served as lead independent trustee for Janus Funds and formerly chaired its audit committee. Prior to 1998, Mr. Mullen had more than 30 years experience as a corporate executive in the restaurant industry, and has served as chief executive officer for several restaurant chains, including Cork & Cleaver Restaurants of Denver, Colorado; Pedro Vedre’s Mexican Restaurants, Inc. of Boulder, Colorado; Garcia’s Restaurants, Inc. of Phoenix, Arizona; and BCNW, a franchise of Boston Chicken, Inc. in Seattle, Washington. Mr. Mullen started his professional career at PricewaterhouseCoopers and also served as the chief financial officer for Lange Ski Boots.

Required Vote

The three persons receiving the highest number of “FOR” votes from stockholders in the election of directors at the annual meeting will be elected.

Recommendation of the Board of Directors

Our board of directors recommends that you vote FOR the re-election of Mr. Rothe, Mr. Simonton and Mr. Howell as Class I directors on our board of directors.

EXECUTIVE COMPENSATION

The following table sets forth summary information concerning compensation awarded to, earned by, or accrued for services rendered to us in all capacities by our chief executive officer, each of our four other most highly compensated officers who were serving as executive officers at the end of fiscal year 2005 and our former chief executive officer (collectively, the “named executive officers”), for each of the fiscal years 2005, 2004 and 2003.

Summary Compensation Table

								Long-Term Compensation
	Annual Compensation(1)							Securities
Name and Principal Position	Year	Salary ($)		Bonus ($)		Other Annual Compensation ($)		Underlying Options (#)	All Other Compensation ($)(2)
Dennis B. Mullen,	2005	385,784	(3)	222,321		82,349	(4)	100,000	—
Chairman and Chief	2004	—		—		—		—	—
Executive Officer	2003	—		—		—		—	—
Michael E. Woods,	2005	283,800		210,460		—		20,000	1,779
Senior Vice President,	2004	284,808		244,406		—		20,000	1,328
Chief Knowledge Officer	2003	253,221		217,122		—		20,000	1,003
Robert J. Merullo,	2005	273,480		202,807		—		20,000	2,745
Senior Vice President,	2004	274,808	(5)	238,500	(5)	—		10,000	2,283
Chief Concept Officer	2003	254,683	(5)	217,122	(5)	—		20,000	1,826
Eric C. Houseman,	2005	225,845	(6)	139,909	(6)	—		30,000	564
President and	2004	196,577	(6)	114,000	(6)	—		12,000	316
Chief Operating Officer	2003	170,550	(6)	64,250	(6)	—		12,000	246
Todd A. Brighton,	2005	216,518		132,992		—		27,500	569
Senior Vice President,	2004	196,577		114,000		—		12,000	307
Chief Development	2003	170,423		64,250		—		12,000	238
Officer
Michael J. Snyder,	2005	427,888	(8)	—		—		20,000	2,856	(9)
former Chairman and	2004	492,308	(8)	570,000	(8)	—		80,000	2,819
Chief Executive	2003	446,717	(8)	510,875	(8)	—		60,000	2,160
Officer(7)(8)

(1)          In accordance with the rules of the SEC, the compensation described in this table does not include a) medical, group life insurance or other benefits received by any of the named executive officers that are available generally to all of our salaried employees, or b) perquisites and other personal benefits received by the named executive officers that in the aggregate do not exceed the lesser of $50,000 or 10% of the officer’s salary and bonus disclosed in this table.

(2)          Represents premiums paid for supplemental life insurance.

(3)          Mr. Mullen began his employment with the Company on August 11, 2005.

(4)          Includes: (1) the payment of commuting costs for the benefit of Mr. Mullen of $45,988; (2) the payment of $32,610 for the payment of taxes related to the reimbursement of commuting costs; and (3) the payment of an automobile allowance of $3,751 for Mr. Mullen.

(5)          Includes $12,791 of salary earned during 2004 and $12,337 of salary and $43,434 of bonus compensation earned during 2003 that Mr. Merullo has elected to defer.

(6)          Includes $12,577 of salary and $41,973 of bonus compensation earned during 2005, $10,347 of salary and $28,500 of bonus compensation earned during 2004 and $8,705 of salary and $26,700 of bonus compensation earned during 2003 that Mr. Houseman has elected to defer.

(7)          On August 11, 2005, Mr. Snyder retired as the company’s chairman of the board of directors, president, and chief executive officer.

(8)          Amounts do not include $1.25 million that Mr. Snyder reimbursed the company as full payment for certain expenses incurred by him since 2001 that were determined by a special committee of the Board of Directors to be inconsistent with company policies or which lacked sufficient documentation.

(9)          Through August 31, 2005, the last day of Mr. Snyder’s employment with the company.

Option Grants during Fiscal Year 2005

The following table sets forth information with respect to option grants to the named executive officers during fiscal year 2005:

Individual Grants
	Number of Securities Underlying Options		% of Total Options Granted to Employees in	Exercise Price per Share ($/	Expiration	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(1)
Name	Granted(2)		2005(3)	Share)(4)	Date(5)	5.0%($)	10.0%($)
Dennis B. Mullen	5,000	(6)	0.91%	$55.16	6/2/2015	$173,449	$439,554
	100,000	(7)	18.24%	$45.79	8/25/2015	$2,879,709	$7,297,747
Michael E. Woods	10,000		1.82%	$51.75	4/14/2015	$325,453	$824,762
	10,000		1.82%	$46.22	9/1/2015	$290,675	$736,628
Robert J. Merullo	10,000		1.82%	$51.75	4/14/2015	$325,453	$824,762
	10,000		1.82%	$46.22	9/1/2015	$290,675	$736,628
Eric C. Houseman	15,000		2.74%	$51.75	4/14/2015	$488,179	$1,237,143
	15,000		2.74%	$46.22	9/1/2015	$436,013	$1,104,942
Todd A. Brighton	15,000		2.74%	$51.75	4/14/2015	$488,179	$1,237,143
	12,500		2.28%	$46.22	9/1/2015	$363,344	$920,785
Michael J. Snyder	20,000	(8)	3.65%	$51.75	4/14/2015	$—	$—

(1)          The potential realizable values are based on an assumption that the stock price of our common stock will appreciate at the annual rates shown, compounded annually, from the date of grant until the end of the option term. These values do not take into account amounts required to be paid as income taxes under the Internal Revenue Code and any applicable state laws or option provisions providing for termination of an option following termination of employment, non-transferability or vesting. These amounts are calculated based on the requirements promulgated by the SEC and do not reflect our estimate of future stock price growth of the shares of our common stock.

(2)          All options granted in 2005 were granted under our 2004 performance incentive plan. Unless otherwise noted, each of the listed option grants shall become vested as to 25% of the total number of shares of common stock subject to the option on the first anniversary of the award date. The remaining 75% of the total number of shares of common stock subject to the option shall become vested in 36 substantially equal monthly installments, with the first installment vesting on the same day of the month following the month in which the first anniversary of the award date occurs and an additional installment vesting on the same day of each of the 35 months thereafter.

(3)          Based on an aggregate of 548,250 shares of our common stock subject to options granted to employees during 2005.

(4)          We grant options at an exercise price equal to the fair market value on the date of grant at the closing price as quoted by The NASDAQ National Market.

(5)          The term of each option we grant is ten years from the date of grant. Our options may terminate before their expiration date if the option holder’s status as an employee is terminated or upon the option holder’s death or disability.

(6)          This option grant vests ratably in substantially equal monthly installments over a one-year period beginning June 2, 2005.

(7)          This option grant vests ratably in substantially equal monthly installments over a two-year period beginning September 25, 2005.

(8)          This option grant was subsequently forfeited by Mr. Snyder pursuant to the terms of a Retirement and General Release Agreement dated August 10, 2005.

Aggregated Option Exercises and Values for Fiscal Year 2005

The table below sets forth the following information with respect to option exercises by each of the named executive officers during fiscal year 2005 and the status of their options at December 25, 2005:

	Number of Shares Acquired Upon Exercise	Value Realized Upon	Number of Unexercised Options at December 25, 2005		Value of Unexercised In the- Money Options at December 25, 2005(1)(2)
Name	of Options	Exercise(1)	Exercisable	Unexercisable	Exercisable	Unexercisable
Dennis B. Mullen	7,500	$176,650	19,167	85,833	$119,502	$597,498
Michael E. Woods	—	$—	22,917	37,083	$766,144	$594,006
Robert J. Merullo	—	$—	18,543	31,457	$652,129	$447,496
Eric C. Houseman	4,043	$198,830	20,371	40,250	$767,092	$427,961
Todd A. Brighton	—	$—	39,612	37,750	$1,660,451	$411,111
Michael J. Snyder	68,333	$1,865,847	—	—	$—	$—

(1)          In accordance with SEC rules, values are calculated by subtracting the per share exercise price from the fair market value of the underlying common stock and multiplying such amount by the number of shares represented by the unexercised options.

(2)          For purposes of this table, fair market value is deemed to be $52.96 per share, the closing price reported by The NASDAQ National Market on December 23, 2005.

Securities Authorized for Issuance Under Equity Compensation Plans

We maintain five equity-based compensation plans—the 1996 Stock Option Plan (the 1996 Plan), the 2000 Management Performance Common Stock Option Plan (the 2000 Plan), the 2002 Incentive Stock Option Plan (the 2002 Plan), the 2004 Performance Incentive Plan and the Employee Stock Purchase Plan. Our stockholders have approved each of these plans.

The following table sets forth for our equity compensation plans in the aggregate, the number of shares of our common stock subject to outstanding options and rights under these plans, the weighted-average exercise price of outstanding options, and the number of shares remaining available for future award grants under these plans as of December 25, 2005 (in thousands, except exercise price data):

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	1,110	(1)(2)	$34.11	1,407	(3)
Equity compensation plans not approved by security holders	N/A		N/A	N/A
	1,110		$34.11	1,407

(1)          22,179 of these shares were subject to options then outstanding under the 1996 Stock Plan; 91,331 of these shares were subject to options then outstanding under the 2000 Stock Plan; 374,760 of these shares were subject to options then outstanding under the 2002 Stock Plan; and 622,093 of these shares were subject to options then outstanding under the 2004 Performance Incentive Plan.

(2)          Excludes 261,438 shares that were available for issuance under the employee stock purchase plan.

(3)          Of the aggregate number of shares that remained available for future issuance, 261,438 shares were available for issuance under the employee stock purchase plan and 1,145,671 shares were available for issuance under the 2004 Performance Incentive Plan. Any shares subject to options granted under the employee stock purchase plan or the 1996 Stock Plan, the 2000 Stock Plan or the 2002 Stock Plan that are not exercised before they expire or are terminated will become available for additional award grants under the 2004 Performance Incentive Plan. No new awards may be granted under the 1996 Stock Plan, the 2000 Stock Plan or the 2002 Stock Plan.

Employment Agreements, Termination of Employment and Change-in-Control Arrangements

Employment Agreements and Termination of Employment Agreements

The following is a description of each employment agreement that we have with the named executive officers:

Dennis B. Mullen.   On September 7, 2005 we entered into an employment agreement with Dennis B. Mullen, our chairman and chief executive officer. Pursuant to this agreement, if the company terminates Mr. Mullen without cause and the effective date of the termination is before August 31, 2007, Mr. Mullen is entitled to severance pay equal to six months of his then current base salary and a payment of the greater of 50% or a pro rata share of any annual incentive bonus for which he would have otherwise been eligible. If the termination becomes effective on or after August 31, 2007, Mr. Mullen is entitled to severance pay equal to his then current base salary for the remainder of what would have been the term under the agreement had he not been terminated and a payment of a pro rata share of any annual incentive bonus for which he would have other wise been eligible. The initial term of the agreement is through December 31, 2008, provided, however, that at anytime on or after February 28, 2007, either the company or Mr. Mullen may give six months’ written notice of termination. The agreement is subject to automatic renewal for six-month periods beginning December 31, 2008, unless either party delivers written notice at least 60 days prior to the renewal date. Mr. Mullen’s base salary is $625,000 for 2006. Mr. Mullen has a two-year covenant not to complete with the company and its subsidiaries in the casual dining restaurant business anywhere in North America and the territories of the U.S. in the Caribbean, including Puerto Rico.

Michael E. Woods.   We entered into an employment agreement in January 1997 with Michael E. Woods, who is presently our senior vice president and chief knowledge officer. Pursuant to this agreement, Mr. Woods is entitled to severance pay equal to his then current base salary paid monthly for one year if he is terminated by us without cause. Mr. Woods’ current base annual salary is $283,000 for fiscal year 2006. Mr. Woods’ employment agreement does not have a termination date.

Michael J. Snyder.   On August 11, 2005, Michael J. Snyder retired as the company’s chairman of the board of directors, president and chief executive officer. In connection with his retirement, Mr. Snyder entered into a written agreement with the company dated August 10, 2005 (the “Retirement and General Release Agreement”). The Retirement and General Release Agreement provided that Mr. Snyder was entitled to receive his salary, accrued vacation and other benefits customarily provided to employees of the company through August 31, 2005; Mr. Snyder’s stock options terminated as of August 31, 2005; and Mr. Snyder reimbursed the company in the amount of $1.25 million as full payment for certain expenses determined to be inconsistent with company policies or which lacked sufficient documentation. Mr. Snyder also agreed to a general release of claims against the company.

Change-in-Control Arrangements

The following is a description of each change-in-control provision that is contained within our stock option plans:

2000 Management Performance Common Stock Option Plan.   Outstanding options under our 2000 Management Performance Common Stock Option Plan may become fully vested in connection with the sale or disposition of substantially all of our common stock or our assets. In addition, the plan administrator may provide for the assumption, substitution or settlement of the outstanding options under the 2000 Management Performance Common Stock Option Plan in the event of a “control transfer.” A control transfer is defined in the 2000 Management Performance Common Stock Option Plan and generally includes any person or group of persons who were not stockholders on April 30, 2000 becoming the owner of 50.0% or more of our outstanding voting shares, our merger, consolidation, or other reorganization in which any such person or group owns 50.0% or more of the outstanding voting shares of the surviving or resulting entity, or all or substantially all of our assets are sold or otherwise transferred to any such person or group.

2002 Stock Incentive Plan.   Each award granted under the 2002 Stock Incentive Plan may, at the discretion of our board of directors or a committee appointed by our board of directors to administer the plan, become fully vested, exercisable, or payable, as applicable, upon a change in control event if the award will not be assumed or substituted for or otherwise continued after the event. A change of control, as defined in the 2002 Stock Incentive Plan, generally includes:

•       stockholder approval of our dissolution or liquidation;

•       certain changes in a majority of the membership of our board of directors over a period of two years or less;

•       the acquisition of more than 30.0% of our outstanding voting securities by any person other than a person who held more than 20.0% of our outstanding voting securities as of the date that the 2002 Stock Incentive Plan was approved, a company benefit plan, or one of their affiliates, successors, heirs, relatives or certain donees or certain other affiliates;

•       certain transfers of all or substantially all of our assets; and

•       a merger, consolidation or reorganization (other than with an affiliate) whereby our stockholders do not own more than 50.0% of the outstanding voting securities of the resulting entity after such event.

In addition, if we terminate any participant’s employment for any reason other than for cause either in express anticipation of, or within one year after a change in control event, then all awards held by that participant will vest in full immediately before his or her termination date. The plan administrator may also provide for alternative settlements (including cash payments), the assumption or substitution of awards or other adjustments in the event of a change of control event or in the context of any other reorganization of the company.

2004 Performance Incentive Plan.   Generally, and subject to limited exceptions set forth in the 2004 Performance Incentive Plan, if any person acquires more than 30% of the outstanding common stock or combined voting power of the company, if certain changes in a majority of our board of directors occur over a period of not longer than two years, if stockholders prior to a transaction do not continue to own more than 50% of the voting securities of the company (or a successor or a parent) following a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the company or any of our subsidiaries, a sale or other disposition of all or substantially all of the company’s assets or the acquisition of assets or stock of another entity by us or any of our subsidiaries, or if the company is dissolved or liquidated, then awards then-outstanding under the 2004 Performance Incentive Plan may become fully vested or paid, as applicable, and may terminate or be terminated in such circumstances. Unless otherwise provided by the Administrator, a change in control in and of itself generally will not trigger the accelerated vesting of awards granted under the 2004 Performance Incentive Plan unless the awards will not be assumed by a successor or will otherwise not continue following the change in control event. The Administrator also has the discretion to establish other change in control provisions with respect to awards granted under the 2004 Performance Incentive Plan. For example, the Administrator could provide for the acceleration of vesting or payment of an award in connection with a change in control event that is not described above and provide that any such acceleration shall be automatic upon the occurrence of any such event.

Compensation Committee Interlocks and Insider Participation

During 2005, our compensation committee consisted of Edward T. Harvey, Jr., James T. Rothe and Gary J. Singer. We did not compensate any of the current members of the compensation committee during 2005 other than for service on the board of directors,. No member of our compensation committee and none of our executive officers serve as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee. Certain transactions and relationships between us and Mr. Singer, or the law firm in which he is a partner, are described below.

Transactions involving Mr. Singer.   Mr. Singer is a partner with O’Melveny & Myers LLP. We previously used O’Melveny & Myers for representation on various legal matters, including SEC filings, acquisitions, financings, and other general corporate matters. As of December 25, 2005, the Company is no longer utilizing the services of this law firm, other than for de minimis transition matters.

COMPENSATION COMMITTEE REPORT

The following Compensation Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other company filing under the Securities Act of 1933 or the Securities Act of 1934, except to the extent the company specifically incorporates this Compensation Committee Report.

Overview

The compensation committee of the board of directors is currently comprised of James T. Rothe (chair), Edward T. Harvey, Jr. and Gary J. Singer. The compensation committee is responsible for oversight of the Company’s compensation policies, strategies and pay levels for executive officers, directors and salaried employees. The compensation committee sets the chief executive officer’s salary and benefits and may recommend the salary and benefits of other officers. It evaluates performance and recommends long-term and short-term incentive compensation and employee benefits for approval by the board of directors.

Compensation Philosophy

The goals of our compensation program are to align compensation with our company’s business objectives and performance and to enable us to attract, retain and reward executive officers who contribute to our long-term success and to motivate them to enhance long-term stockholder value. In this regard, the compensation committee focuses on the following three components in determining the overall compensation package for our executive officers: base salary, annual incentive bonus and long-term equity incentives.

Strategic Planning

In establishing executive compensation, the compensation committee reviews and considers the information provided by the Company’s human resources department concerning the Company’s overall compensation and benefit structure. In addition, since 2002, the compensation committee has utilized the services of Frederic W. Cook & Co., Inc. (“Cook”), a nationally-recognized consulting firm, to advise it on compensation matters. In this capacity, Cook reviews our compensation program, compares it to the compensation programs of peer restaurant companies and trends in the market and makes recommendations to the compensation committee. Working with outside consultants in addition to the Company’s internal human resources personnel helps the compensation committee design a competitive incentive program.

Annual Base Salary

The compensation committee annually reviews the base salary of the chief executive officer and consults with the chief executive officer to review annually the base salary compensation of our other executive officers. If appropriate, the compensation committee recommends for approval by the board of directors adjustments to the base salaries of executive officers based upon the committee’s subjective assessment of individual executive officer performance, scope of responsibilities, salary levels paid by peer restaurant companies and market conditions. During 2005, the compensation committee utilized Cook’s services to advise it on various compensation matters, including the level of annual base salaries paid to our executive officers.

Annual Performance-Based Incentive Plan

The compensation committee utilizes the cash bonus program under the 2004 Performance Incentive Plan to link executive bonuses with Company performance. Under the 2004 Performance Incentive Plan,

the compensation committee approves performance goals for officers that are tied to the company’s annual performance and based upon the achievement of budgeted minimum, target and maximum EBITDA levels. The company’s stockholders approved the 2004 Performance Incentive Plan in 2004, and bonuses provided under the 2004 are intended to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code (and therefore deductible by the company even if in excess of the $1,000,000 limit described below). Officers from the regional director level through the chief executive officer are assigned target bonuses that are expressed as a percentage of their respective base salaries. The percentages generally increase as their level of responsibility increases. A bonus funding percentage tied to each officer’s base salary is set to specified levels of EBITDA performance. These officers receive their target bonuses (subject to the Committee’s discretion to negatively adjust bonuses for failure of officers to achieve pre-set personal objectives) if we achieve the targeted EBITDA. The bonus is graduated up or down if we exceed or do not meet the targeted EBITDA budget. No bonuses are given if the minimum EBITDA levels are not met, and bonuses are capped at a specified percentage of an officer’s base salary that corresponds to the maximum prescribed EBITDA level. The EBITDA budget and the minimum, target and maximum EBITDA levels and bonus funding percentages are formulated by the compensation committee. The compensation committee considers, among other things, bonus levels paid by peer restaurant companies, market conditions and the advice of its compensation consultant. During 2005 and in setting bonus targets in 2006, the compensation committee utilized the information and recommendations provided by Cook in setting the bonus funding parameters.

Long Term Incentives

We believe that equity ownership by our key employees is a significant incentive in building stockholder wealth and aligning the interests of employees and stockholders. In accordance with the 2004 Performance Incentive Plan, the compensation committee makes grants of stock options to eligible employees each year based upon a variety of factors, including the committee’s subjective assessment of the employee’s performance, the amount of past option grants, and a comparison to total compensation paid to comparable-level employees at peer restaurant companies. Under the 2004 Performance Incentive Plan, we also have the ability to award other equity-based incentives such as stock appreciation rights or restricted stock, but have not done so to date. In 2005, the compensation committee approved annual grants, and grants made in consideration of promotions, to our chief executive officer and other executive officers including former executive officers of options to purchase a total of 247,500 shares of our common stock. In developing this recommendation, the compensation committee utilized the information and recommendations provided by Cook.

In June 2002, the company adopted, and its stockholders approved, an Employee Stock Purchase Plan. Under the ESPP, eligible employees may voluntarily contribute a percentage of their salary, subject to limitations, to purchase common stock at a discounted price. In general, all of the company’s officers and employees who have been employed by the company for at least one year and who are regularly scheduled to work more than twenty hours per week are eligible to participate in this plan which operates in successive six-month periods commencing on each January 1 and July 1 of each fiscal year.

Compensation of Chief Executive Officer

Dennis B. Mullen was named Chief Executive Officer in August 2005 following the retirement of our former president and chief executive officer. We entered into an employment agreement with Mr. Mullen that provides that Mr. Mullen will receive an annual base salary at the rate of $625,000, which is subject to review by the board of directors annually; provided that the annual base salary may not be reduced below $625,000. Mr. Mullen received a one-time signing bonus of $120,000, and he is eligible to participate in the cash bonus program under the 2004 Performance Incentive Plan to the same extent as other senior executive employees of the company. For 2005, Mr. Mullen received a bonus of $222,321 and was granted options to purchase 100,000 shares on August 25, 2005 at $45.79 per share, the price of the company’s stock on that day. For 2006, Mr. Mullen is eligible to receive a performance-based bonus of up to 135% of his base compensation under the cash bonus program of the 2004 Performance Incentive Plan if the company’s EBITDA reaches certain performance goals.

Mr. Mullen is also entitled under his employment agreement to certain other benefits, including a monthly car allowance and the right to participate in all savings, retirement, medical, welfare and insurance plans and programs to the same extent as other senior executive employees of the company. In addition, the company has agreed to pay or reimburse Mr. Mullen for travel expenses he incurs commuting from his home in Arizona to the company’s headquarters in Denver, Colorado, and to provide Mr. Mullen with the use of a furnished apartment in Denver. Mr. Mullen’s commuting expenses are subject to periodic review for reasonableness by the chair of the compensation committee. Mr. Mullen may fly on charter or private aircraft to commute from Arizona to Denver, Colorado and otherwise for appropriate business use, subject in each case to his compliance with the Company’s expense reimbursement and non-commercial aircraft use policies. Mr. Mullen will also receive a cash payment each year to reflect any increased tax liability resulting from the the company-paid commuting, air travel, and housing expenses (as well as the increased tax liability for receiving the payment itself).

The terms of the employment agreement were approved by the Board of Directors. For a further description of Mr. Mullen’s employment arrangement, see “Employment Agreements, Termination of Employment Agreements and Change-in-Control Arrangements.”

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code under the Omnibus Budget Reconciliation Act of 1993 limits the deductibility of compensation over $1 million paid by a company to an executive officer. The policy of the compensation committee is to establish and maintain a compensation program that maximizes the creation of long-term stockholder value. The compensation committee attempts to generally structure most compensation approaches to ensure deductibility. However, the compensation committee reserves the right to adopt programs giving consideration to factors other than deductibility where the compensation committee believes stockholder interests are best served by retaining flexibility. In such cases, the compensation committee may consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with its compensation objectives.

THE COMPENSATION COMMITTEE

James T. Rothe, Chair
Edward T. Harvey, Jr.
Gary J. Singer

STOCK PERFORMANCE GRAPH

The following graph compares the cumulative total stockholder return of our common stock from July 19, 2002 (the date our stock began trading after our initial public offering) through December 25, 2005, against the cumulative total stockholder return of the Russell 3000® Index and S&P SmallCap Restaurant Index. The graph assumes that $100 was invested on July 19, 2002 in our common stock, the Russell 3000® Index and S&P SmallCap Restaurant Index, and that all dividends, if any, were reinvested.

This graph will not be deemed to be incorporated by reference by any general statement incorporating this proxy statement into any of our filings under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not be deemed “soliciting material” or be deemed “filed” under either such Acts.

Comparison of Cumulative Total Return

CUMULATIVE TOTAL RETURN
Based upon an initial investment of $100 on July 19, 2002
with dividends reinvested

	7/19/02	12/29/02	12/28/03	12/26/04	12/25/05
Red Robin Gourmet Burgers, Inc.	$100	$105	$245	$430	$433
Russell 3000	$100	$104	$134	$152	$165
S&P® Small Cap Restaurants Index	$100	$98	$131	$159	$168

Copyright © 2006, Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. All rights reserved.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

See “Compensation Committee Interlocks and Insider Participation” elsewhere in this proxy statement for descriptions of certain transactions and relationships between us and Mr. Singer and the law firm in which he is a partner.

Robert J. Merullo, the company’s senior vice president and chief concept officer, owns 7.0% of each of Mach Robin, LLC (Mach Robin) and an entity that directly or indirectly owns or controls 100% of Red Robin Restaurants of Canada, Ltd. (RRRC), which operate Red Robin® restaurants under franchise agreements in the U.S. and Canada, respectively. The company recognized royalty income from Mach Robin in the amounts of $1.0 million during 2005 and $959,000 from RRRC during 2005. Michael J. Snyder, our former chief executive officer owns 31% of Mach Robin and 31% of RRRC.

A relative of the company’s former chief executive officer, Michael J. Snyder, operates an indoor plant maintenance supplier that the company used until mid-2005. The company paid this supplier $357,000 in 2005. As of December 25, 2005, the company is no longer using this indoor plant maintenance supplier.

Certain legal costs have been advanced to certain directors and former executives under indemnification agreements in connection with the previously announced SEC investigation and related costs.

AUDIT COMMITTEE REPORT

The following Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other company filing under the Securities Act of 1933 or the Securities Act of 1934, except to the extent the company specifically incorporates this Audit Committee Report.

The audit committee is comprised of J. Taylor Simonton (chair), Edward T. Harvey, Jr. and Richard J. Howell. The audit committee is responsible for overseeing and evaluating the company’s financial reporting process on behalf of the board of directors and for selecting and retaining the independent auditors.

Management has the primary responsibility for the company’s financial reporting process, accounting principles, and internal controls as well as preparation of the company’s financial statements in accordance with generally accepted accounting principles in the United States (“GAAP”). The independent auditors are responsible for performing audits of the company’s consolidated financial statements, the effectiveness of the company’s internal control over financial reporting and management’s assessments of the effectiveness of internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing reports thereon. The audit committee is responsible for overseeing the conduct of these activities. It is not the audit committee’s duty or responsibility to conduct auditing or accounting reviews or procedures or to independently verify the representations made by management and the independent auditors. The audit committee’s considerations and discussions with management and the independent auditors do not assure that the company’s financial statements are presented in accordance with GAAP or that the audits of the annual financial statements, the effectiveness of the company’s internal control over financial reporting and management’s assessment of the effectiveness of the company’s internal control over financial reporting have been carried out in accordance with the standards of the Public Company Accounting Oversight Board (United States), or that the independent auditors are, in fact, “independent.”

The audit committee has met and held discussions with management and the independent auditors on a regular basis. The audit committee plans and schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its responsibilities. The audit committee’s meetings include, whenever appropriate, executive sessions with the independent auditors without the presence of the company’s management. The audit committee has reviewed and discussed with both management and the independent auditors the company’s consolidated financial statements as of and for the year ended December 25, 2005, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements. Management advised the audit committee that the financial statements were prepared in accordance with GAAP. The audit committee has relied on this representation, without independent verification, and on the representations of the independent auditors included in their report on the consolidated financial statements.

The audit committee discussed with the independent auditors the matters required to be discussed pursuant to Statement of Auditing Standards No. 61, “Communication with Audit Committees,” as amended by Statement on Auditing Standards No. 89, “Audit Adjustments” and Statement of Auditing Standards No. 90, “Audit Committee Communications.” The independent auditors have provided to the audit committee the written disclosures and the letter required by Independence Standards Board No. 1, “Independence Discussions with Audit Committees,” and the audit committee has discussed with the independent auditors their independence. The audit committee has also considered whether the independent auditors’ provision of other non-audit services to the company is compatible with maintaining auditor independence. The audit committee has concluded that the provision of non-audit services by the independent auditors was compatible with the maintenance of independence in the conduct of their auditing functions.

Based upon our review and discussions with management and the independent auditors and the reports of the independent auditors, and in reliance upon such information, representations, reports and opinions, the audit committee recommended that the board of directors approve the audited financial statements for inclusion in the company’s annual report on Form 10-K for the year ended December 25, 2005, and the board of directors accepted the audit committee’s recommendations.

THE AUDIT COMMITTEE

J. Taylor Simonton, Chair
Edward T. Harvey, Jr.
Richard J. Howell

PROPOSAL 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The firm of Deloitte & Touche LLP (“Deloitte”) served as our independent auditors for the 2005 fiscal year ended December 25, 2005. The audit committee of the board of directors has appointed Deloitte to serve for the current 2006 fiscal year ending December 31, 2006. Our board is requesting ratification by our stockholders of Deloitte’s appointment. Representative of Deloitte will be present at the meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to any questions that might arise.

In the event this proposal is defeated, the vote may be considered by our audit committee when it considers selecting other auditors for the next fiscal year. However, because of the difficulty and expense of making any substitution of auditors after the beginning of the fiscal year, Deloitte’s appointment for the 2006 fiscal year will be permitted to stand unless our audit committee finds other reasons for making a change.

Ratification of the appointment of Deloitte & Touche LLP as our independent auditors for fiscal year 2006 requires the affirmative vote of a majority of the votes cast in person or by proxy at the annual meeting.

Recommendation of the Board of Directors

Our board of directors recommends that you vote FOR ratification of the appointment of Deloitte & Touche LLP as our independent auditors for the fiscal year ending December 31, 2006.

Independent Auditors

Deloitte served as independent auditors for the purpose of auditing our consolidated financial statements for the fiscal year ended December 25, 2005 and will continue to serve as our independent auditors for the fiscal year ending December 31, 2006.

Principal Accountant Fees and Services

The following table summarizes the aggregate fees billed by Deloitte for the 2005 and 2004 fiscal years:

	2005	2004
Audit fees(a)	$546,526	$769,206
Audit-related fees(b)	—	$12,315
Tax fees(c)	—	$15,800
All other fees(d)	$3,000	—
Total	$549,526	$797,321

(a)           Fees for audit services consisted of the audit of our annual financial statements, statutory audits and reports on internal controls required by the Sarbanes-Oxley Act of 2002, reviews of our quarterly financial statements and fees related to a review of our Uniform Franchise Offering Circular. Audit services billed in 2004 also included fees of $57,558 related to a review of our registration statement, which became effective in August 2004.

(b)          Audit-related services billed in 2004 related to agreed upon procedures performed in connection with our marketing funds.

(c)           Fees for tax services billed in 2004 consisted of professional services rendered in connection with assistance in obtaining state and county incentives related to relocation of our corporate headquarters.

(d)          All other fees billed in 2005 consisted of license fees related to Deloite & Touche’s proprietary web-based research database.

The audit committee considered whether Deloitte’s provision of other non-audit services to the company is compatible with maintaining Deloitte’s independence. The audit committee discussed these services with the independent auditor and company management to determine that the services are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants. The audit committee concluded that the provision of non-audit services by Deloitte was compatible with the maintenance of independence in the conduct of their auditing functions.

Audit Committee’s Pre-Approval Policies and Procedures

The audit committee pre-approves all audit and non-audit services to be performed by Deloitte, and has established policies and procedures to ensure that the company is in full compliance with the requirements for pre-approval set forth in the Sarbanes-Oxley Act of 2002 and the SEC rules regarding auditor independence. These policies and procedures provide a mechanism by which management can request and secure pre-approval of audit and non-audit services in an orderly manner with minimal disruption to normal business operations. The policies and procedures are detailed as to the particular service and do not delegate the audit committee’s responsibility to management.

In accordance with these policies and procedures, management submits for approval audit and non-audit services that management may wish to have Deloitte perform during the fiscal year, accompanied by an estimated range of fees for each service to be performed. The audit committee approves or rejects each of the listed services and approves a range of fees for each service to be performed. Services cannot commence until such approval has been granted. Management is required to seek additional audit committee pre-approval when management becomes aware that any pre-approved service will result in actual fees greater than the fees initially approved. During the course of the year, the chair of the audit committee has the authority to pre-approve requests for services. At each subsequent audit committee meeting, the chair of the audit committee reports any interim pre-approvals since the last meeting.

Except for non-audit fees totaling less than 1 percent of total fees paid to Deloitte, all of the Audit-related fees, Tax fees and all other fees billed by Deloitte in 2005 were approved by the audit committee pursuant to SEC regulations concerning auditor independence.

ADDITIONAL INFORMATION

“Householding” of Proxy Materials.   The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for us. Under this procedure, multiple stockholders who share the same last name and address will receive only one copy of the annual proxy materials, unless they notify us that they wish to continue receiving multiple copies. We have undertaken householding to reduce our printing costs and postage fees.

If you wish to opt-out of householding and continue to receive multiple copies of the proxy materials at the same address, you may do so at any time prior to thirty days before the mailing of proxy materials, which will typically be mailed in April of each year, by notifying us in writing at: Red Robin Gourmet Burgers, Inc., Attn: Shareholder Services, 6312 South Fiddler’s Green Circle, Suite 200N, Greenwood Village, Colorado 80111, or by contacting us at (303) 846-6000. You also may request additional copies of the proxy materials by notifying us in writing at the same address or contacting us at (303) 846-6000, and we will undertake to deliver such additional copies promptly. If you share an address with another stockholder and currently are receiving multiple copies of the proxy materials, you may request householding by notifying us at the above referenced address or telephone number.

Proxy Solicitation Costs.   The accompanying proxy is being solicited on behalf of the board of directors of our Company. The expense of preparing, printing and mailing the form of proxy and the material used in the solicitation thereof will be borne by our company. In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegram by our directors, officers, and employees at no additional compensation. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and we may reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith.

Stockholder Communications with the Board and Directors.   You may communicate with any director, the entire Board, the independent directors or any committee by sending a letter to the director, the Board, or the committee addressed to: Board of Directors, 6312 South Fiddler’s Green Circle, Suite 200N, Greenwood Village, CO 80111, or by sending an e-mail to them at: Board@redrobin.com. The company’s chief legal officer will review all communications, categorize them, and forward them to the appropriate board member. Messages pertaining to administrative matters, ordinary business matters, personal grievances, and similar issues will be forwarded to the appropriate member of management.

With respect to issues arising under the company’s Code of Ethics, you may also communicate directly with the chair of the audit committee or the compliance officer in the manner provided in the company’s Problem Resolution Policy and Whistleblower Procedure. Both the Code of Ethics and the Problem Resolution Policy and Whistleblower Procedure may be found on the company’s website at: www.redrobin.com.

ANNUAL REPORT ON FORM 10-K

We filed with the SEC an annual report on Form 10-K on February 23, 2006 for the fiscal year ended December 25, 2005. A copy of the annual report on Form 10-K has been mailed concurrently with this proxy statement to all of our stockholders entitled to notice of and to vote at the annual meeting. You may obtain a copy of the annual report on Form 10-K, without charge, by writing to Red Robin Gourmet Burgers, Inc., Attn: Shareholder Services, 6312 South Fiddler’s Green Circle, Suite 200N, Greenwood Village, Colorado 80111.

By Order of the Board of Directors,
Annita M. Menogan
Secretary
Greenwood Village, Colorado
April 24, 2006

annual meeting of stockholders of

RED ROBIN GOURMET BURGERS, INC.

June 1, 2006

If no direction is provided, this proxy will be voted
“FOR” the Class I nominees for director and
“FOR” Proposal 2.

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.  PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE    ☒

1.  The election of three (3) Class I directors for three-year terms.

NOMINEES:
☐	FOR ALL NOMINEES	☐ Richard J. Howell
☐ James T. Rothe
☐ J. Taylor Simonton

☐	WITHHOLD AUTHORITY
FOR ALL NOMINEES

☐	FOR ALL EXCEPT
(See instructions below)

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark ‘FOR ALL
EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ☒

2.	Ratification of the appointment of Deloitte & Touche	FOR	AGAINST	ABSTAIN
	as our independent auditors for the fiscal year ending	☐	☐	☐
December 31, 2006

3.	To transact such other business as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER.  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR PROPOSAL 2.

SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE MEETING IN ACCORDANCE WITH THE

STOCKHOLDER’S SPECIFICATIONS ABOVE.  THIS PROXY CONFERS DISCRETIONARY AUTHORITY IN RESPECT

TO MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF THE ANNUAL

MEETING OF STOCKHOLDERS TO THE UNDERSIGNED.

The undersigned hereby acknowledges receipt of the notice of annual meeting of stockholders, proxy statement and 2005 annual report on Form 10-K.

Dated:	, 2006.

Signature(s) of Stockholder(s)

Address

City, State, Zip

To change the address on your account, please check the box at right	☐
and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

RED ROBIN GOURMET BURGERS, INC.  PLEASE SIGN AND RETURN THIS PROXY IN

THE ENCLOSED PRE-ADDRESSED ENVELOPE.  THE GIVING OF A PROXY WILL NOT

AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

The undersigned hereby appoints Dennis B. Mullen and Katherine L. Scherping, and each of them, as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of Red Robin Gourmet Burgers, Inc. held of record by the undersigned on April 17, 2006 at the Annual Meeting of Stockholders to be held at the corporate headquarters of Red Robin Gourmet Burgers, Inc. located at 6312 S. Fiddler’s Green Circle, Suite 200N, Greenwood Village, Colorado 80111, on June 1, 2006, or any adjournment or postponement thereof.

This proxy authorizes each of the persons named above to vote at his or her discretion on any other matter that may properly come before the meeting or any postponement or adjournment thereof.  If this card contains no specific voting instructions, my (our) shares will be voted in accordance with the recommendation of the Board of Directors.